CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Service Providers" and "Representations and Warranties" in Post-Effective Amendment No. 1 under the Securities Act of 1933 to the Registration Statement (Form N-14, No. 333-97039) and related Combined Proxy Statement and Prospectus and Statement of Additional Information of Advisors Series Trust and to the incorporation by reference therein of our report dated May 13, 2002, with respect to the financial statements and financial highlights of The Dessauer Global Equity Fund, included in the Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.



                                                       /s/ ERNST & YOUNG, LLP
Los Angeles, California
October 28, 2002